PRESS RELEASE May 6, 2014	For Immediate Release Contact: Tom Skiba Chief Financial Officer email: tskiba@sajan.com phone: 715-426-9505

Sajan, Inc. Announces Financial Results for 1st Quarter 2014

Revenue increases 11 percent over prior year period

RIVER FALLS, Wis., May 6, 2014- Sajan, Inc. (SAJA), a leading provider of global language services and translation management system technology, today reported financial results for the first quarter ended March 31, 2014.

Revenues were $6,154,000, which represented an increase of 11% over revenues for the quarter ended March 31, 2013 of $5,524,000. This was the Company’s 5th consecutive quarter of double digit revenue growth. The Company reported a net loss of $400,000, or $0.02 per share, for the quarter ended March 31, 2014 compared to net income of $16,000, or $0.00 per share for the quarter ended March 31, 2013. Adjusted EBITDA was a loss of $52,000 for the quarter ended March 31, 2014 compared to earnings of $295,000 for the quarter ended March 31, 2013. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to net income (loss).

During the quarter the Company made investments in operations and research and development activities which are reflected in its operating expenses. These included adding project coordinators and other operating personnel to support anticipated revenue growth, especially from new customers attained in late 2013, and resulted in an increase in the Company’s cost of sales both in dollars and as a percentage of revenue. The Company also added new research and development engineers early in the quarter. These were added to accelerate enhancements to Transplicity, Sajan’s proprietary industry-leading translation management system technology.

“The quarter’s results were in line with our expectations” said Shannon Zimmerman, CEO of Sajan. “Our 5th consecutive quarter of double digit revenue growth reflects our success in expanding our customer base.”

“In order to support our expected growth in business from several of our new customers, we made investments in additional operating personnel in the quarter. We are excited about the opportunity these newer customers provide us. We also continue to invest in our Transplicity Translation Management Platform that is used by both our clients and our operations teams. Our R & D efforts are designed to both further differentiate us from our competitors and improve efficiency for our service teams. Transplicity has and continues to be a key factor in our new client wins over the last several quarters.”

Non-GAAP Financial Measures – Adjusted EBITDA

Adjusted EBITDA	Three months ended March 31,
(in thousands)	2014	2013
Net income (loss)	$(400)	$16
Interest expense	23	29
Income taxes	20	13
Depreciation and amortization	241	188
Stock-based compensation	64	49
Adjusted EBITDA	$(52)	$295

We calculate Adjusted EBITDA by taking net income (loss) calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, and stock-based compensation. We believe that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses and for budgeting and planning purposes. This measure is also used in financial reports prepared for management and our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other companies, many of which present similar non-GAAP financial measures to investors.

Our management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents this non-GAAP financial measure in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Conference Call Details

The Company’s investors will have the opportunity to listen to management’s discussion of its business operations, financial results and growth strategies on a conference call at 10:30 a.m. (Central time) on May 6, 2014. The Company invites all those interested to join the call by dialing (888) 469-1336 and entering access code 7540313.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and until 11:59 p.m. CT on May 13, 2014 by dialing (866) 509-6763.

About Sajan

Sajan is a leading provider of global language translation and localization services, helping clients around the world expand seamlessly into any global market. The foundation of Sajan’s solution is its industry-leading language translation management system technology, Sajan Transplicity, which provides process automation and innovative multilingual content reuse to ensure schedule predictability, higher quality and cost efficiencies for its clients. By working closely with its clients, Sajan’s experienced team of localization professionals develops tailored solutions that lend flexibility to any large or small business that truly desires to “think globally but act locally.” Based in the United States, Sajan also has offices in Ireland, Spain and Singapore. Visit Sajan online at www.sajan.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. The Company’s Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, the Company’s press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 21, 2014, under the heading “Item 1A. Risk Factors”.  The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
Amounts in thousands except per share data

	Three months ended March 31,
	2014	2013
Revenues	$6,154	$5,524
Operating Expenses:
Cost of revenues (exclusive of depreciation and amortization)	3,939	3,413
Sales and marketing	774	745
Research and development	460	172
General and administrative	1,098	949
Depreciation and amortization	241	188
Income (loss) from Operations	(358)	57
Other income (expense), net	(22)	(28)
Income (loss) before income taxes	(380)	29
Income tax expense	20	13
Net income (loss)	$(400)	$16
Income (loss) per common share – basic	$(0.02)	$0.00
Weighted average shares outstanding – basic	16,268	16,268
Weighted average shares outstanding – diluted	16,268	16,423

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

Amounts in thousands

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,205	$1,364
Accounts receivable, net of allowance	3,926	3,810
Unbilled services	1,203	1,197
Other current assets	522	431
Total current assets	6,856	6,802
Property and equipment, net	969	1,000
Other assets, net	757	856
Total Assets	$8,582	$8,658
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payables	$2,988	$2,555
Other current liabilities	2,642	2,762
Total current liabilities	5,630	5,317
Long-term liabilities	796	843
Total liabilities	6,426	6,160
Stockholders’ equity	2,156	2,498
Total Liabilities and Stockholders’ Equity	$8,582	$8,658